The registrant requests that the
                                          registration statement become
                                          effective immediately upon filing
                                          pursuant to Securities Act Rule
                                          462.

                                          Registration No. 33-__________



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                            ____________


                             FORM S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                            ____________


                      BAUSCH & LOMB INCORPORATED
          (Exact name of issuer as specified in its charter)


	          	NEW YORK			                       16-0345235
  (State or other jurisdiction		           (I.R.S. Employer
of incorporation or organization)		       Identification No.)


         ONE BAUSCH & LOMB PLACE, ROCHESTER, NEW YORK  14604-2701
          (Address of principal executive offices and zip code)


                   THE BAUSCH & LOMB SAVINGS PLUS PLAN
                           (Full title of plan)

                              ____________


                           STEPHEN A. HELLRUNG
             Senior Vice President, Secretary and General Counsel
                       Bausch & Lomb Incorporated
                        One Bausch & Lomb Place
                    Rochester, New York  14604-2701
                 (Name and address of agent for service)


                Telephone number, including area code,
                of agent for service:  (716) 338-6000

                    CALCULATION OF REGISTRATION FEE


                                             Proposed
Title of                        Proposed     Maximum
Securities      Amount to       Offering     Aggregate   Amount of
to be           be              Price Per    Offering    Registration
Registered      Registered(1)   Share (2)    Price       Fee

Common
Stock,
$.40 par        125,000         $36.375      $4,546,875  $1,377.84
value           shares

________________________

(1)	In addition, pursuant to Rule 416(c) under the Securities
Act of 1993, this Registration Statement covers an indeterminant amount of interests to be offered or sold pursuant to the Bausch & Lomb Savings Plus Plan.

(2)	Estimated on the basis of the average of the high and low
prices of Bausch & Lomb Common Stock reported on the New
York Stock Exchange for December 12, 1996, solely for the purpose of determining the registration fee pursuant to Rule
457(c).

                                PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.	Plan Information.


	*


Item 2.	Registrant Information and Employee Plan Annual
Information

	*



____________

*	All documents furnished to participants in the BAUSCH & LOMB
INCORPORATED SAVINGS PLUS PLAN pursuant to Rule 428 and containing the information required by Part I of Form S-8 under the Securities Act of 1933 are on file at the Registrant's principal executive offices.

                                 PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.	Incorporation of Documents by Reference.

	The following documents, which have been filed by the Company with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

	1.	The Company's Annual Report on Form 10-K for the fiscal
year ended December 30, 1995; and

	2.	All other reports filed by the Company pursuant to
Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 30, 1995.

	3.	The class of Securities is described in Exhibit (3)-a
of the Company's Form 10-K for the fiscal year ended December 28, 1986.

	All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.	Description of Securities.

	Not applicable.


Item 5.	Interests of Named Experts and Counsel

	Stephen A. Hellrung, Senior Vice President, Secretary and General Counsel to the Company, One Bausch & Lomb Place, Rochester, New York, has passed upon the legality under the law of New York, the state in which the Company is incorporated, of the Common Stock of the Company being offered hereby. Mr. Hellrung is the beneficial owner of options to purchase 61,300 shares of Class B Stock granted under the Company's 1990 Stock Incentive Plan, only 38,145 of which are currently exercisable. In addition, he is the beneficial owner of options to purchase 16,858 shares of Class B Stock granted under the Company's 1987 Stock Incentive Plan. Mr. Hellrung also holds 13,517 shares of Class B Stock (which includes fully vested Restricted Stock) and 4,300 shares of Restricted Stock subject to vesting requirements. Pursuant to the Company's Savings Plus Plan, Mr. Hellrung is the beneficial owner of 1,900 shares of Common Stock.

Item 6.	Indemnification of Directors and Officers

	Article VIII of the Company's by-laws reads as follows:

	SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative
(hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he is not legally entitled, and further provided that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
The right to indemnification conferred in this Section 1 shall be a contract right (which shall not be abrogated by any amendment or repeal of this Section 1 with respect to matters arising prior to such amendment or repeal) and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

	SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 is not paid in fully by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under
Section 1 for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

	SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment or expense incurred in defending a proceeding in advance of its final disposition conferred in this Article shall be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote or shareholders or disinterested directors or otherwise.

	SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or applicable law.

	As authorized by New York law, the Company has purchased insurance insuring it against amounts which it might incur as a result of its indemnification of officers and directors for certain liabilities they might incur, and insuring such officers and directors for additional liabilities against which they may not be indemnified by the Company.

	Reference is made to Sections 721-726 of the New York State Business Corporation Law for a description of the extent to which indemnification of officers and directors is permitted under New York Law.


Item 7.	Exemption from Registration Claimed.

	Not applicable.


Item 8.	Exhibits.

	See Exhibit Index.


Item 9.	Undertakings.

	(a)	The undersigned registrant hereby undertakes:

     (1)	To file, during any period in which offers or
         sales are being made, a post-effective amendment to this registration statement:

         (i)	  To include any prospectus required by
               Section 10(a)(3) of the Securities Act of
               1933;

         (ii)	 To reflect in the prospectus any facts or
               events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii)	To include any material information with
               respect to the plan of distribution not
               previously disclosed in the registration statement or any material change to such information in the registration statement;
               provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form
               S-8 or Form F-3, and the information
               required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)	That, for the purpose of determining any liability
            under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)	To remove from registration by means of a post-
            effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)	The undersigned registrant hereby undertakes that, for
        the purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)	Insofar as indemnification for liabilities arising
        under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            EXHIBIT INDEX



SEC Exhibit                     Exhibit No.            Location


I.	Instruments Defining the        (4)
Rights of Security Holders

	A.	Company's Certificate of                           Incorporated by
    Incorporation and By-                              reference to
    Laws                                               Exhibit(3)-a of
                                                       the Company's
                                                       Form 10-K for
                                                       fiscal year
                                                       ended December 28,
                                                       1986.


	B.	The Bausch & Lomb
    Savings Plus Plan                                  Page


II.			Opinion of                    (5)                Page
   	  Stephen A. Hellrung, Esq.


III.	Consent of                     (24)               Page
   		Price Waterhouse LLP


IV.		Powers of Attorney             (25)               Page


V.		Subsidiaries of the             (28)               Exhibit 22 to
    Registrant                                         the Company's
                                                       Form 10-K for
                                                       the fiscal year
                                                       ended December
                                                       30, 1995.

                              EXHIBIT II


December 17, 1996


Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York  14604-2701


Gentlemen:

I am General Counsel to Bausch & Lomb Incorporated (the "Company"), and in such capacity have examined the Registration Statement on Form S-8 to which this is an exhibit, to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 125,000 shares of the Company's common stock, par value $.40 per share, and of an indeterminate amount of interests to be offered or sold pursuant to the Bausch & Lomb Savings Plus Plan (the "Plan"), all as described more fully in said Registration Statement. I have also examined copies of the Articles of Incorporation, as amended, the By-laws of the Company and the Plan. In addition, I have made such other examinations and have ascertained or verified to my satisfaction such additional facts as I deem pertinent under the circumstances.

On the basis of such examinations, I am of the opinion that:

1.	The Company is a corporation duly organized and existing
under the laws of the State of New York with corporate power to own and operate the property now owned by it.

2.	All legal and corporate proceedings necessary to the
authorization and issuance of the common shares heretofore issued have been duly taken and such common shares have been legally issued, and when utilized for the purposes of the Plan according to the provisions thereof, will be legally issued, fully paid and nonassessable outstanding common shares of the Company.

I consent to the filing of this opinion as an Exhibit to the registration statement for the common stock to be issued under the Plan.

Very truly yours,




SAH:mb

                              EXHIBIT III

                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 1996, which appears on page 65 of the 1995 Annual Report to Shareholders of Bausch & Lomb Incorporated, which is incorporated by reference in Bausch & Lomb Incorporated's Annual Report on Form 10-K for the year ended December 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears as Exhibit 24 of such Annual Report on Form 10-K.




PRICE WATERHOUSE

December 17, 1996
Rochester, New York

                              SIGNATURES



	The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Rochester, and the State of New York, on this 17th day of December, 1996.


BAUSCH & LOMB INCORPORATED

By: /s/ William H. Waltrip
   	William H. Waltrip
	   Chairman of the Board and
   	Chief Executive Officer


	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                                 						Principal Executive Officer

Date:  December 17, 1996		             By: /s/ William H. Waltrip
							                                    William H. Waltrip
							                                    Chairman of the Board,
							                                    Chief Executive Officer
						                                    	and Director


                                 						Principal Financial Officer

Date:  December 17, 1996		             By: /s/ Stephen C. McCluski
							                                    Stephen C. McCluski
							                                    Senior Vice President -
						                                    	Finance


Date:  December 17, 1996		             Controller

                                 						By: /s/ Jurij Z. Kushner
							                                    Jurij Z. Kushner
							                                    Vice President and
							                                    Controller

                            POWER OF ATTORNEY



	KNOW ALL MEN BY THESE PRESENTS, that the undersigned director(s) of Bausch & Lomb Incorporated, a New York corporation, hereby constitute(s) and appoint(s) William H. Waltrip and Stephen A. Hellrung, or either one of them, his, or their respective, true and lawful attorney's-in-fact and agents, each with full power and authority to act as such without the other, to do any and all acts and things and to execute any and all instruments which either of said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and with any regulations, rules or requirements of the Securities and Exchange Commission thereunder in connection with any Registration Statements filed under said Act, covering any offering of securities made, or deemed to be made, in connection with the Bausch & Lomb Incorporated, the Bausch & Lomb Savings Plus Plan, as it may from time to time be amended, and any other stock plan of said Company, or any of them, including the offering of any Bausch & Lomb Incorporated Common Stock or other securities thereunder, and including specifically, but without limitation of the foregoing power and authority, to sign the name(s) of the undersigned to said Registration Statements and to any amendment or amendments thereto filed with said commission under said Act in such connection, the undersigned hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them shall do or cause to be done by virtue hereof.

	IN WITNESS WHEREOF, this instrument has been signed and delivered by the undersigned as of this 5th day of August, 1996.


/s/ Franklin E. Agnew				             /s/ John R. Purcell
Franklin E. Agnew					                John R. Purcell

/s/ William Balderston III			         /s/ Linda Johnson Rice
William Balderston III				            Linda Johnson Rice

/s/ Bradford R. Boss		              		/s/ Alvin W. Trivelpiece
Bradford R. Boss					                 Alvin W. Trivelpiece

/s/ William M. Carpenter	          			/s/ Kenneth L. Wolfe
William M. Carpenter				              Kenneth L. Wolfe

/s/ Ruth R. McMullin
Ruth R. McMullin

                             DIRECTORS



Franklin E. Agnew

William Balderston III

Bradford R. Boss

William M. Carpenter

Ruth R. McMullin

John R. Purcell

Linda Johnson Rice

Alvin W. Trivelpiece, Ph.D.

Kenneth L. Wolfe



By: /s/ William H. Waltrip			                   December 17, 1996
	   William H. Waltrip
	   Attorney-in-Fact and
	   Chairman of the Board

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on December 17, 1996.


BAUSCH & LOMB SAVINGS PLUS PLAN


By:  Employee Benefits Administrative Committee


/s/ Daryl M. Dickson
Daryl M. Dickson, Chair


/s/ Alan H. Resnick
Alan H. Resnick


/s/ Stephen C. McCluski
Stephen C. McCluski


/s/ Stephen A. Hellrung
Stephen A. Hellrung


/s/ William M. Carpenter
William M. Carpenter


Being all the members of the Bausch & Lomb Employee Benefits
Administrative Committee.